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                                                                    EXHIBIT 23.C

                                August 14, 1995

                                                                  (202) 639-7073

El Paso Natural Gas Company
One Paul Kayser Center
100 North Stanton Street
El Paso, Texas 79901

Eastex Energy Inc.
1000 Louisiana
Suite 1100
Houston, Texas 77002

     Re: Federal Income Tax Consequences of Merger of Eastex
        Energy Inc. with and into El Paso Acquisition Company

Gentlemen:

     We hereby consent to the references to this firm under the captions "Summary -- The Merger," "The Merger -- Certain Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement on Form S-4 of El Paso Natural Gas Company filed the date hereof. In giving such consent, we do not thereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                   By:    /s/  ALAN S. KADEN
                                               Alan S. Kaden